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                                   EXHIBIT A-2
                                   -----------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


          FOR VALUE RECEIVED I, _______________________________, hereby sell, assign and transfer unto ______________________________________ (__________)
shares of the Common Stock of Copart, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

          This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement (the "Agreement") between Copart, Inc. and the undersigned dated ______________, _____.


Dated: _______________, _____           Signature:______________________________




       INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE THE REPURCHASE OPTION, AS SET FORTH IN THE AGREEMENT, WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF THE PURCHASER.